UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2023 (December 12, 2023)

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-34374	54-1873198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6862 Elm Street Suite 320
McLean, Virginia		22101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 703 373-0200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	AAIC	New York Stock Exchange
7.00% Series B Cumulative Perpetual Redeemable Preferred Stock	AAIC PrB	New York Stock Exchange
8.250% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AAIC PrC	New York Stock Exchange
6.000% Senior Notes due 2026	AAIN	New York Stock Exchange
6.75% Senior Notes due 2025	AIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of common shareholders of Arlington Asset Investment Corp., a Virginia corporation (“Arlington”), was held as a virtual meeting on December 12, 2023 at 9:00 a.m., Eastern Time (the “Special Meeting”), to vote on the proposals set forth in the definitive proxy statement/prospectus, dated November 2, 2023 (the “Proxy Statement”), which was first mailed to Arlington’s common shareholders on or about November 3, 2023, and which was supplemented on December 4, 2023. Out of a total of 28,360,447 outstanding shares of Class A common stock, par value $0.01 per share, of Arlington (“Common Stock”), entitled to vote at the Special Meeting as of the close of business on October 13, 2023, the record date for the Special Meeting, a total of 18,138,225 shares of Common Stock were represented in person virtually or by proxy at the Special Meeting, which constituted a quorum. A summary of the voting results of the Special Meeting is set forth below.

Proposal 1 – Arlington Merger Proposal

At the Special Meeting, Arlington common shareholders approved by the requisite vote a proposal to approve the terms of the Agreement and Plan of Merger, dated as of May 29, 2023, by and among Arlington, Ellington Financial Inc., a Delaware corporation (“EFC”), EF Merger Sub Inc., a Virginia corporation and a direct wholly owned subsidiary of EFC (“Merger Sub”), and, solely for the limited purposes set forth therein, Ellington Financial Management LLC, a Delaware limited liability company and the external manager of EFC, including the related plan of merger and as amended from time to time (the “Merger Agreement”), which, among other things, provides for the merger of Arlington with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving corporation of the Merger. The voting results for this proposal (the “Arlington Merger Proposal”) were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,810,262	276,354	51,609	-

Proposal 2 – Arlington Non-Binding Compensation Advisory Proposal

At the Special Meeting, the non-binding advisory proposal to approve the compensation that may be paid or become payable to Arlington’s named executive officers that is based on or otherwise relates to the Merger was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,702,366	5,103,474	332,379	-

Proposal 3 – Arlington Adjournment Proposal

At the Special Meeting, the proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies for the approval of the Arlington Merger Proposal was not voted upon at the Special Meeting because such proposal was rendered moot due to the approval of the Arlington Merger Proposal.

Consummation of the Merger is subject to the satisfaction of certain customary closing conditions, all as set forth in the Merger Agreement and discussed in detail in the Proxy Statement, both of which are available on the website of the U.S. Securities and Exchange Commission (the “SEC”) at www.sec.gov. The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Annex A to the Proxy Statement. Assuming the satisfaction of the closing conditions set forth in the Merger Agreement, Arlington expects the closing of the Merger to occur on or about December 14, 2023.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

In connection with the anticipated closing of the Merger, Arlington has notified the New York Stock Exchange (the “NYSE”) of its intention to voluntarily delist from the NYSE and deregister its 6.75% Senior Notes due 2025 and 6.000% Senior Notes due 2026 (collectively, the “Arlington Senior Notes”) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by filing an application with the SEC on Form 25 on December 26, 2023. Arlington expects that the last day of trading of the Senior Notes on the NYSE will be January 5, 2024, and the delisting of the Arlington Senior Notes will become effective on January 8, 2024. Following the effectiveness of the Form 25, Arlington (or Merger Sub as its successor following the anticipated closing of the Merger) plans to file a Form 15 with the SEC to terminate the registration of the Arlington Senior Notes and suspend its reporting obligations pursuant to Section 15(d) of the Exchange Act.

Item 8.01. Other Events.

On December 12, 2023, Arlington issued a press release announcing the results of the voting at the Special Meeting. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 13, 2023, Arlington issued a press release announcing its intention to voluntarily delist from the NYSE and deregister the Arlington Senior Notes. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated December 12, 2023, announcing the results of the Special Meeting

99.2	Press Release dated December 13, 2023, announcing intention to voluntarily delist the Arlington Senior Notes from the NYSE

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.

Date: December 13, 2023
	By:	/s/ Richard E. Konzmann
	Name:	Richard E. Konzmann
	Title:	Executive Vice President, Chief Financial Officer and Treasurer